EXHIBIT 99.1

For Release Thursday, February 26, 2015; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2015 THIRD QUARTER RESULTS

CE Mark approval of VITARIA™ generator for CHF
U.S. revenue growth of 9% to $58m
Continued strong earnings growth

Conference call time changed to 7:00AM (CST) / 8:00AM (EST)

HOUSTON, Texas, February 26, 2015 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended January 23, 2015.

Quarterly highlights1

Operating results for the third quarter of fiscal 2015 compared to the third quarter of fiscal 2014 and other achievements include:

•	Worldwide net sales of $72.1 million, an increase of 9% on an adjusted basis;

•	U.S. net sales reached $57.6 million, an increase of 9%, with units increasing by 6%;

•	Adjusted for the single country order, international sales increased by 18% on a constant currency basis, with units increasing by 18%2;

•	Income from operations of $23.7 million, an increase of 12%;

•	Adjusted non-GAAP net income of $15.7 million, an increase of 13%;

•	Adjusted non-GAAP income per diluted share of $0.59 compared with income per diluted share of $0.51, an increase of 16%;

____________________________

1 The financial and operating results for the thirteen and thirty-nine weeks ended January 23, 2015 and January 24, 2014 include and exclude certain items for the purposes of non-GAAP comparisons.  As discussed below under “Use of Non-GAAP Financial Measures” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached non-GAAP reconciliation.  Numbers may be affected by rounding.

2 The financial and operating results for the thirteen and thirty-nine weeks ended January 24, 2014 exclude 100 units sold and $2.1 million net sales recognized on an individual sale to a single country for the purposes of non-GAAP comparisons.  As discussed below under “Use of Non-GAAP Financial Measures” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached non-GAAP reconciliation.  Numbers may be affected by rounding.

•	Increased adoption of AspireSR® generator; and

•	CE Mark approval of the VITARIA generator, which provides Autonomic Regulation Therapy (“ART”) for chronic heart failure.

Results and objectives

“Our strong sales results for the third quarter of fiscal 2015 reflect improvement in our U.S. revenues and one of our best ever international quarters,” commented Dan Moore, President and Chief Executive Officer.  “We achieved record sales for our fiscal third quarter in our U.S. business.

“International sales again reflected excellent growth over the adjusted sales in the prior year, with unit sales increasing by 18% and net sales increasing to $14.5 million, 18% on a constant currency basis.  International growth was fueled by Europe, Latin America, Japan, and Asia Pacific regions.  Changes in currency reduced net sales by approximately $1 million when compared with the same quarter in the prior year.

“Sales of the AspireSR generator accounted for more than 21% of unit sales in Europe and EMMEA, and penetration continued to increase.  The AspireSR generator is the first closed-loop VNS Therapy® system and is an important addition to our product portfolio.

“We are pleased to announce that we have received CE Mark approval to market VITARIA in Europe to treat patients suffering from chronic heart failure.  We are commencing a limited commercial launch effort in this quarter.  Our second study, ANTHEM-HFpEF, focused on heart failure patients with preserved ejection fraction, is progressing well,” concluded Mr. Moore.

Stock Repurchase Update

Cyberonics purchased 277,000 shares on the open market in the third quarter of fiscal 2015, and as of quarter end, at January 23, 2015.

Fiscal 2015 guidance

Cyberonics is reaffirming the fiscal 2015 guidance provided in our earnings release dated November 20, 2014, despite the significant currency headwinds affecting international sales, except as noted below.

Operating income, net income and earnings per share in fiscal 2015 will be impacted by the transaction costs related to the expected merger with Sorin S.p.A.

Please refer to the GAAP and non-GAAP reconciliation table on the last page of this release.

Additional details will be provided during today’s conference call and in an investor presentation, which is available in the investor relations section of Cyberonics’ corporate website at www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Where used, adjusted non-GAAP net sales, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP diluted income per share measure the net sales, income from operations, net income and diluted income per share of the company including and excluding items management considers unusual.  Management uses and presents these measures because management believes that they facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

Third-Quarter Results Webcast and Conference Call Instructions

Please note the change to the time of the call:

Earlier today, Cyberonics also announced a proposed transaction with Sorin Group to create a premier global medical technology company. Cyberonics and Sorin will host a conference call today, February 26, 2015, beginning at 7:00 a.m. Central Time (8:00 a.m. Eastern Time), to discuss the transaction, review Cyberonics’ results of operations for the fiscal year 2015 third quarter and answer questions from analysts and investors.  This call has been changed from its previously scheduled time of 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 61678386.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy System

Cyberonics, Inc. is a medical device company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of medically refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide. Cyberonics also has CE Mark for VITARIA which provides autonomic regulation therapy for the treatment of chronic heart failure.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Important Information for Investors and Shareholders

This press release is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable European regulations.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Sand Holdco Limited (“NewCo”) will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement of Cyberonics, Inc. (“Cyberonics”) that also constitutes a prospectus of NewCo (the “proxy statement/prospectus”).  INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SORIN S.P.A. (“Sorin Group”), CYBERONICS, NEWCO, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Cyberonics’s website at www.cyberonics.com or within the “Investor Relations” section or by contacting Investor Relations (for documents filed with the SEC by Cyberonics) or on Sorin Group’s website at www.sorin.com (for documents filed with the SEC by NewCo).

The release, publication or distribution of this press release in certain jurisdictions may be restricted by law, and therefore persons in such jurisdictions into which this press release is released, published or distributed should inform themselves about and observe such restrictions.

Participants in the Distribution

Sorin Group, Cyberonics and NewCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cyberonics with respect to the proposed transactions contemplated by the proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies from the shareholders of Cyberonics in connection with the proposed transactions, including a description of their direct or indirect interests, on account of security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Cyberonics’s directors and executive officers is contained in Cyberonics’s Annual Report on Form 10-K for the year ended on April 25,2014 and its Proxy Statement on Schedule 14A, dated  July 30, 2014, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning increasing our epilepsy market penetration and sales growth, commencing a limited commercial launch of our VITARIA system for ART, completing our proposed transactions with Sorin Group and achieving our financial guidance for fiscal 2015.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to:  continued market acceptance of the VNS Therapy System and sales of our products; the development and satisfactory completion of clinical studies; the achievement of regulatory approval for new products, including use of the VNS Therapy System for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by the Centers for Medicare & Medicaid Services, state Medicaid agencies and private insurers; the presence or absence of intellectual property protection and potential patent infringement claims; maintaining compliance with government regulations; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC); and factors relating to our proposed transactions with Sorin Group, including: the failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise, or the requirement to accept conditions that could reduce the anticipated benefits of the proposed transactions as a condition to obtaining regulatory approvals; the failure to satisfy other closing conditions to the proposed transactions; the length of time necessary to consummate the proposed transactions, which may be longer than anticipated for various reasons; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; the inability of Cyberonics and Sorin Group to meet expectations regarding the timing, completion and accounting and tax treatments with respect to the proposed transactions; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the companies operate; the ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including customers, employees and competitors; the ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks to the industries in which Cyberonics and Sorin Group operate that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyberonics and NewCo and the analogous section from Sorin Group’s annual reports and other documents filed from time to time with the Italian financial market regulator (CONSOB); risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.   For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 25, 2014 and October 24, 2014.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

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CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 23, 2015	January 24, 2014	January 23, 2015	January 24, 2014

Net sales	$72,065,231	$68,191,414	$217,486,391	$207,164,890
Cost of sales	6,539,867	6,460,148	19,716,131	19,930,287
Gross profit	65,525,364	61,731,266	197,770,260	187,234,603
Operating expenses:
Selling, general and administrative	31,328,593	29,427,340	93,928,953	88,367,536
Research and development	10,530,327	11,201,876	31,909,949	34,830,490
Litigation settlement	-	-	-	7,442,847
Total operating expenses	41,858,920	40,629,216	125,838,902	130,640,873
Income from operations	23,666,444	21,102,050	71,931,358	56,593,730

Other income (expense), net	253,905	4,164	499,059	(78,386)

Income before income taxes	23,920,349	21,106,214	72,430,417	56,515,344
Income tax expense	7,378,889	7,206,351	25,096,945	20,053,093

Net income	$16,541,460	$13,899,863	$47,333,472	$36,462,251

Basic income per share	$0.63	$0.52	$1.79	$1.34
Diluted income per share	$0.62	$0.51	$1.77	$1.32

Shares used in computing basic income per share	26,267,203	26,964,861	26,513,226	27,250,740
Shares used in computing diluted income per share	26,479,163	27,279,153	26,736,391	27,569,276

 CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	January 23, 2015	April 25, 2014
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$116,214,079	$103,299,116
Short-term investments	27,006,162	25,028,957
Accounts receivable, net	47,259,762	50,674,041
Inventories	21,177,588	17,630,111
Deferred tax assets	6,697,025	17,208,365
Other current assets	6,665,599	6,590,612
Total Current Assets	225,020,215	220,431,202
Property, plant and equipment, net	40,860,214	39,534,873
Intangible assets, net	10,853,503	11,654,690
Equity investments	17,126,927	15,944,427
Deferred tax assets, net	6,109,976	5,770,644
Other assets	1,416,231	855,558
Total Assets	$301,387,066	$294,191,394

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$26,285,395	$29,897,697
Total Current Liabilities	26,285,395	29,897,697
Long-term Liabilities	3,985,326	5,193,853
Total Liabilities	30,270,721	35,091,550
Total Stockholders' Equity	271,116,345	259,099,844
Total Liabilities and Stockholders' Equity	$301,387,066	$294,191,394

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Thirty-Nine Weeks Ended
	January 23, 2015	January 24, 2014

Cash Flow From Operating Activities:
Net income	$47,333,472	$36,462,251
Non-cash items included in net income:
Depreciation	3,671,834	3,180,707
Amortization of intangible assets	801,187	969,047
Stock-based compensation	9,446,537	8,392,443
Deferred income tax expense	6,625,892	(1,053,779)
Deferred license revenue amortization	-	(1,467,869)
Other	(200,008)	27,994
Changes in operating assets and liabilities:
Accounts receivable, net	1,099,489	(2,255,045)
Inventories	(4,020,544)	(197,717)
Other current and non-current assets	(786,931)	(2,368,733)
Current and non-current liabilities	(469,302)	(3,941,016)
Net cash provided by operating activities	63,501,626	37,748,283
Cash Flow From Investing Activities:
Purchase of short-term investments	(31,984,889)	(39,984,639)
Maturities of short-term investments	30,088,978	29,990,389
Equity investments	(1,182,500)	(5,356,225)
Intangible asset purchases	-	(3,789,000)
Purchases of property, plant and equipment	(5,489,521)	(12,960,959)
Net cash used in investing activities	(8,567,932)	(32,100,434)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	3,014,296	8,283,999
Cash settlement of compensation-based stock units	(786,361)	(936,115)
Purchase of treasury stock	(46,665,412)	(59,306,059)
Realized excess tax benefit – stock-based compensation	3,134,190	17,157,916
Net cash used in financing activities	(41,303,287)	(34,800,259)
Effect of exchange rate changes on cash and cash equivalents	(715,444)	43,874
Net increase (decrease) in cash and cash equivalents	12,914,963	(29,108,536)
Cash and cash equivalents at beginning of period	103,299,116	120,708,572
Cash and cash equivalents at end of period	$116,214,079	$91,600,036

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net sales, income from operations, net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 23, 2015	January 24, 2014	January 23, 2015	January 24, 2014

Net sales	$72,065,231	$68,191,414	$217,486,391	$207,164,890
Single country order	-	(2,100,000)	-	(2,100,000)
Adjusted non-GAAP net sales	$72,065,231	$66,091,414	$217,486,391	$205,064,890

Income from operations	$23,666,444	$21,102,050	$71,931,358	$56,593,730
Litigation settlement	-	-	-	7,442,847
License fee (1)	-	-	-	(1,467,869)
Adjusted non-GAAP income from operations	$23,666,444	$21,102,050	$71,931,358	$62,568,708

Net income	$16,541,460	$13,899,863	$47,333,472	$36,462,251
Change in reserve for prior year R&D tax credits	-	-	(1,300,617)	-
2014 R&D tax credit adjustments	(777,473)	-	(337,381)	-
Tax expense associated with change of international structure	(34,719)	-	552,951	-
Reserve for prior year international tax liabilities	-	-	743,501	-
Litigation settlement – net of tax	-	-	-	4,776,075
License fee income – net of tax (1)	-	-	-	(920,869)
Adjusted non-GAAP net income	$15,729,268	$13,899,863	$46,991,926	$40,317,457

Diluted income per share	$0.62	$0.51	$1.77	$1.32
Change in reserve for prior year R&D tax credits	-	-	(0.05)	-
2014 R&D tax credit adjustments	(0.03)	-	(0.01)	-
Tax expense associated with change of international structure	(0.00)	-	0.02	-
Reserve for prior year international tax liabilities	-	-	0.03	-
Litigation settlement – net of tax	-	-	-	0.17
License fee income – net of tax (1)	-	-	-	(0.03)
Adjusted non-GAAP diluted income per share (2)	$0.59	$0.51	$1.76	$1.46

(1)	Completion of license fee recognition.
(2)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 23, 2015	January 24, 2014	January 23, 2015	January 24, 2014

Non-GAAP net income	$15,729,268	$13,899,863	$46,991,926	$40,317,457
Interest (income), net	(50,981)	(39,096)	(131,804)	(128,019)
Other (income) expense, net	(202,924)	34,932	(367,255)	206,405
Depreciation and amortization	1,462,691	1,443,125	4,473,021	4,149,754
Stock-based compensation	3,251,645	2,643,075	9,446,537	8,392,443
Income tax expense – with impact of non-GAAP items	8,191,081	7,206,351	25,438,491	22,172,865
Adjusted EBITDA	$28,380,780	$25,188,250	$85,850,916	$75,110,905